Exhibit 99.2

To: All Zappos Employees

Subject: Zappos and Amazon

Please set aside 20 minutes to carefully read this entire email. (My apologies for the occasional use of formal-sounding language, as parts of it are written in a particular way for legal reasons.)

Today is a big day in Zappos history.

This morning, our board approved and we signed what’s known as a “definitive agreement”, in which all of the existing shareholders and investors of Zappos (there are over 100) will be exchanging their Zappos stock for Amazon stock. Once the exchange is done, Amazon will become the only shareholder of Zappos stock.

Over the next few days, you will probably read headlines that say “Amazon acquires Zappos” or “Zappos sells to Amazon”. While those headlines are technically correct, they don’t really properly convey the spirit of the transaction. (I personally would prefer the headline “Zappos and Amazon sitting in a tree…”)

We plan to continue to run Zappos the way we have always run Zappos – continuing to do what we believe is best for our brand, our culture, and our business. From a practical point of view, it will be as if we are switching out our current shareholders and board of directors for a new one, even though the technical legal structure may be different.

We think that now is the right time to join forces with Amazon because there is a huge opportunity to leverage each other’s strengths and move even faster towards our long term vision. For Zappos, our vision remains the same: delivering happiness to customers, employees, and vendors. We just want to get there faster.

We are excited about doing this for 3 main reasons:

1) We think that there is a huge opportunity for us to really accelerate the growth of the Zappos brand and culture, and we believe that Amazon is the best partner to help us get there faster.

2) Amazon supports us in continuing to grow our vision as an independent entity, under the Zappos brand and with our unique culture.

3) We want to align ourselves with a shareholder and partner that thinks really long term (like we do at Zappos), as well as do what’s in the best interest of our existing shareholders and investors.

I will go through each of the above points in more detail below, but first, let me get to the top 3 burning questions that I’m guessing many of you will have.

TOP 3 BURNING QUESTIONS

Q: Will I still have a job?

As mentioned above, we plan to continue to run Zappos as an independent entity. In legal terminology, Zappos will be a “wholly-owned subsidiary” of Amazon. Your job is just as secure as it was a month ago.

Q: Will the Zappos culture change?

Our culture at Zappos is unique and always evolving and changing, because one of our core values is to Embrace and Drive Change. What happens to our culture is up to us, which has always been true. Just like before, we are in control of our destiny and how our culture evolves.

A big part of the reason why Amazon is interested in us is because they recognize the value of our culture, our people, and our brand. Their desire is for us to continue to grow and develop our culture (and perhaps even a little bit of our culture may rub off on them).

They are not looking to have their folks come in and run Zappos unless we ask them to. That being said, they have a lot of experience and expertise in a lot of areas, so we’re very excited about the opportunities to tap into their knowledge, expertise, and resources, especially on the technology side. This is about making the Zappos brand, culture, and business even stronger than it is today.

Q: Are Tony, Alfred, or Fred leaving?

No, we have no plans to leave. We believe that we are at the very beginning of what’s possible for Zappos and are very excited about the future and what we can accomplish for Zappos with Amazon as our new partner. Part of the reason for doing this is so that we can get a lot more done more quickly.

There is an additional Q&A section at the end of this email, but I wanted to make sure we got the top 3 burning questions out of the way first. Now that we’ve covered those questions, I wanted to share in more detail our thinking behind the scenes that led us to this decision.

First, I want to apologize for the suddenness of this announcement. As you know, one of our core values is to Build Open and Honest Relationships With Communication, and if I could have it my way, I would have shared much earlier that we were in discussions with Amazon so that all employees could be involved in the decision process that we went through along the way. Unfortunately, because Amazon is a public company, there are securities laws that prevented us from talking about this to most of our employees until today.

We’ve been on friendly terms with Amazon for many years, as they have always been interested in Zappos and have always had a great respect for our brand.

Several months ago, they reached out to us and said they wanted to join forces with us so that we could accelerate the growth of our business, our brand, and our culture. When they said they wanted us to continue to build the Zappos brand (as opposed to folding us into Amazon), we decided it was worth exploring what a partnership would look like.

We learned that they truly wanted us to continue to build the Zappos brand and continue to build the Zappos culture in our own unique way. I think “unique” was their way of saying “fun and a little weird.” :)

Over the past several months, as we got to know each other better, both sides became more and more excited about the possibilities for leveraging each other’s strengths. We realized that we are both very customer-focused companies – we just focus on different ways of making our customers happy.

Amazon focuses on low prices, vast selection and convenience to make their customers happy, while Zappos does it through developing relationships, creating personal emotional connections, and delivering high touch (“WOW”) customer service.

We realized that Amazon’s resources, technology, and operational experience had the potential to greatly accelerate our growth so that we could grow the Zappos brand and culture even faster. On the flip side, through the process Amazon realized that it really was the case that our culture is the platform that enables us to deliver the Zappos experience to our customers. Jeff Bezos (CEO of Amazon) made it clear that he had a great deal of respect for our culture and that Amazon would look to protect it.

We asked our board members what they thought of the opportunity. Michael Moritz, who represents Sequoia Capital (one of our investors and board members), wrote the following: “You now have the opportunity to accelerate Zappos’ progress and to make the name and the brand and everything associated with it an enduring, permanent part of peoples’ lives... You are now free to let your imagination roam - and to contemplate initiatives and undertakings that today, in our more constrained setting, we could not take on.”

One of the great things about Amazon is that they are very long term thinkers, just like we are at Zappos. Alignment in very long term thinking is hard to find in a partner or investor, and we felt very lucky and excited to learn that both Amazon and Zappos shared this same philosophy.

All this being said, this was not an easy decision. Over the past several months, we had to weigh all the pros and cons along with all the potential benefits and risks. At the end of the day, we realized that, once it was determined that this was in the best interests of our shareholders, it basically all boiled down to asking ourselves 2 questions:

1) Do we believe that this will accelerate the growth of the Zappos brand and help us fulfill our mission of delivering happiness faster?

2) Do we believe that we will continue to be in control of our own destiny so that we can continue to grow our unique culture?

After spending a lot of time with Amazon and getting to know them and understanding their intentions better, we reached the conclusion that the answers to these 2 questions are YES and YES.

The Zappos brand will continue to be separate from the Amazon brand. Although we’ll have access to many of Amazon’s resources, we need to continue to build our brand and our culture just as we always have. Our mission remains the same: delivering happiness to all of our stakeholders, including our employees, our customers, and our vendors. (As a side note, we plan to continue to maintain the relationships that we have with our vendors ourselves, and Amazon will continue to maintain the relationships that they have with their vendors.)

We will be holding an all hands meeting soon to go over all of this in more detail. Please email me any questions that you may have so that we can cover as many as possible during the all hands meeting and/or a follow-up email.

We signed what’s known as the “definitive agreement” today, but we still need to go through the process of getting government approval, so we are anticipating that this transaction actually won’t officially close for at least a few months. We are legally required by the SEC to be in what’s known as a “quiet period”, so if you get any questions related to the transaction from anyone including customers, vendors, or the media, please let them know that we are in a quiet period mandated by law and have them email tree@zappos.com, which is a special email account that Alfred and I will be monitoring.

Alfred and I would like to say thanks to the small group of folks on our finance and legal teams and from our advisors at Morgan Stanley, Fenwick & West, and PricewaterhouseCoopers who have been working really hard, around the clock, and behind the scenes over the last several months to help make all this possible.

Before getting to the Q&A section, I’d also like to thank everyone for taking the time to read this long email and for helping us get to where we are today.

It’s definitely an emotional day for me. The feelings I’m experiencing are similar to what I felt in college on graduation day: excitement about the future mixed with fond memories of the past. The last 10 years were an incredible ride, and I’m excited about what we will accomplish together over the next 10 years as we continue to grow Zappos!

-Tony Hsieh

CEO - Zappos.com

Q&A

Q: Will we still continue to grow our headquarters out of Vegas?

Yes! Just like before, we plan to continue to grow our Las Vegas operations as long as we can continue to attract the right talent for each of our departments. We do not have any plans to move any departments, nor does Amazon want us to because they recognize that our culture is what makes the Zappos brand special.

Q: What will happen to our warehouse in Kentucky?

As many of you know, we were strategic in choosing our warehouse location due to its proximity to the UPS Worldport hub in Louisville. Amazon does not have any warehouse locations that are closer to the Worldport hub. There is the possibility that they may want to store some of their inventory in our warehouse or vice-versa. Right now, both Zappos and Amazon believe that the best customer experience is to continue running our warehouse in Kentucky at its current location.

Q: Will we be reducing staff in order to gain operational efficiency?

There are no plans to do so at this time. Both Zappos and Amazon are focused on growth, which means we will need to hire more people to help us grow.

Q: Will we get a discount at Amazon?

No, because we are planning on continuing to run Zappos as a separate company with our own culture and core values. And we’re not going to be giving the Zappos discount to Amazon employees either, unless they bake us cookies and deliver them in person.

Q: Will our benefits change?

No, we are not planning on making any changes (outside of the normal course of business) to our benefit packages.

Q: Do we keep our core values?

Yes, we will keep our core values, and Amazon will keep their core values.

Q: Will our training/pipeline programs or progression plans change? Will there still be more growth opportunities?

We will continue building out our pipeline and progression as planned. The whole point of this combination is to accelerate our growth, so if anything, we are actually anticipating more growth opportunities for everyone.

Q: Will we continue to do the special things we do for our customers? Are our customer service policies going to change?

Just like before, that’s completely up to us to decide.

Q: Can you tell me a bit more about Jeff Bezos (Amazon CEO)? What is he like?

We’d like to show an 8-minute video of Jeff Bezos that will give you some insight into his personality and way of thinking. He shares some of what he’s learned as an entrepreneur, as well as some of the mistakes he’s made.

[Transcript Begins]

Jeff Bezos: Hello, my name is Jeff Bezos. I started Amazon.com about fifteen years ago. Tons of stories from the early days. We started the company in my house and we didn’t have enough electrical power in the house at the starting point – we only had about four employees then, but we already had enough computers and computer servers, and we had to string these big, orange electric extension cords from every room in the house to get enough power into the room where the office was. So, we were basically – all of the circuit breakers were flipping. We couldn’t plug a vacuum cleaner in anywhere without flipping all the circuit breakers, so we finally had to move to a real office. When we launched the store, we made a very early mistake – it’s one of my favorite software bugs of all time. We found that customers could order a negative quantity of books and we would credit their credit card with the price – and I assume, wait around for them to ship us the books! We fixed that one – it’s fixed. We’ve made a bunch of other mistakes over time but we’ve learned a lot – my whole body is covered in scar tissue.

We initially programmed a bell to ring every time we got an order and I’m very pleased to say that within the first thirty days of doing business that bell got annoying, so we had to turn it off. There was a great moment when we were examining every order that would come into Amazon, and it was always a family member placing the order. And the first order that we got from a stranger – I remember there were probably a half a dozen or ten of us in the company at the time – we were all gathered around after the bell rang and looking at the order and we’re like, “…Is that your mom? That’s not my mom…” and thus it began.

A lot has happened over the last fifteen years. As I’ve said, we’ve made a lot of mistakes – we’ve learned some things and I want to tell you everything I know. I can guarantee you, everything I know – it’s a very short list. This won’t take long and it’s complete too.

Well, the first thing I know is that you need to obsess over customers. I can tell you that we have been doing this from the very beginning, and it’s the only reason that Amazon.com exists today in any form. We’ve always put customers first. When given the choice of obsessing over competitors or obsessing over customers, we always obsess over customers. We pay attention to what our competitors do, but it’s not where we put our energy – it’s not where we get our motivation from. We really like to start with customers and work backwards. Again, that is the key thing that I know and it covers a lot of other mistakes. If you’re truly obsessed over customers, it will cover a lot of errors.

The second thing I know is ‘invent’. It’s really important to invent. Any time we have a problem, we never accept ‘either/or’ thinking. We try to figure out a solution that gets both things and that often requires invention. But you can invent your way out of any box if you believe that you can and what we talk about is inventing on behalf of customers. It’s not a customer’s job to invent for themselves. You need to listen to customers – it’s critical – if you don’t listen to customers, you’ll go astray. But, they won’t tell you everything, so you need to invent on their behalf. That focus on invention has served us well. Some of the recent things – Kindle and EC2, the elastic compute cloud – these are things that we would have never gotten to if we didn’t have an inventive culture. Those are kind of large grain things, but there are small things too.

And then, ‘think long term’. This is really critical. Any company that wants to focus on customers and put customers first – any company that wants to invent on behalf of customers has to be willing to think long term. It’s actually much rarer than you might think. I find that most of the initiatives we undertake may take five to seven years before they pay any dividends for the company. They may start paying dividends for customers right away but they often take a long time to pan out for shareholders and the company. So, that ability to think in five year and seven year time frames, really is very, very useful for us and it’s definitely one of the things that I know. It requires, by the way and allows a willingness to be misunderstood. If you think long term – many of the inventions that we undertake, maybe if they are disruptive in any way, they may not be understood in the early innings and it’s always been very important for us to think long term so that we can tolerate being misunderstood. We’ve been called ‘Amazon.toast’, ‘Amazon.con’ – many different things and many of them not appropriate for a video. If we think we’re right, then we continue. If we think we’re wrong – if we’re criticized about something and we think we’re wrong, then we change it – we fix it. So, it’s important to really think about those things but never to buckle to standard pressures that come on that really force short-term thinking. It’s a huge competitive advantage to be able to think long term and you get to serve customers much better. That’s all that I know, really. I know one more thing and I’ll save it for the end.

This is a very exciting day. Zappos is a company that I have long admired, and for a very important reason. Zappos has a customer obsession which is so easy for me to admire. It is the starting point for Zappos – it is the place where Zappos begins and ends and that is a very key factor for me. I get all weak-kneed when I see a customer-obsessed company and Zappos certainly is that. Zappos also has a totally unique culture. I’ve seen a lot of companies and I have never seen a company with a culture like Zappos’ and I think that kind of unique culture is a very significant asset and I’m super excited about that.

I’ve spent a lot of time talking with Fred, Alfred and Tony and I have a good feeling for how important that culture is to Zappos, the Zappos brand, the Zappos customers and the Zappos employees. That culture and the Zappos brand are huge assets that I value very much and I want to see those things continue. You’re in such great hands with Fred, Alfred and Tony – that’s a really big deal. I’ve seen a lot of leaders of companies too, and I haven’t seen people better than those three.

There’s a lot of growth ahead of us with Zappos – this really is the beginning. I’m just totally excited about what can be accomplished over time. My belief is we haven’t seen anything yet. As much as Zappos has accomplished already – and it’s a lot – with that unique culture and that great Zappos brand, and those terrific leaders, I know that it’s just the very beginning.

And that brings me to the final thing that I know. It’s always ‘Day One’. There’s always more invention in the future, always more customer innovation, new ways to obsess over customers. I’m super excited over Zappos. Thank you.

[Transcript Ends]

Q: I’m a business/financial reporter. Can you talk like a banker and use fancy-sounding language that we can print in a business publication?

Zappos is an online footwear category leader and Amazon believes Zappos is the right team with a unique culture, proven track record, and the experience to become a leading soft goods company; Zappos’ customer service obsession reinforces Amazon’s mission to be the earth’s most customer-centric company; Great brand, strong vendor relationships, broad selection, large active and repeat customer base; Amazon believes Zappos is a great business – growing, profitable and positive cash flow; Accelerate combined companies’ scale and growth trajectory in the shoe, apparel and accessories space; Significant synergy opportunities, including technology, marketing, and possible international expansion.

Q: What is the purchase price?

This is not a cash transaction. This is a stock exchange. Our shareholders and option holders will be issued approximately 10 million Amazon shares on a fully converted basis. The details of the deal terms and how the shares will be distributed will be filed with the SEC on Form S-4 and will be publicly available when it is filed.

Q: Can you talk like a lawyer now?

This email was sent on July 22, 2009. In connection with the proposed merger, Amazon.com will file a registration statement on Form S-4 with the Securities and Exchange Commission that will contain a consent solicitation/prospectus. Zappos’ shareholders and investors are urged to carefully read the consent solicitation/prospectus when it becomes available and other relevant documents filed with the Securities and Exchange Commission regarding the proposed merger because they contain important information about Amazon.com, Zappos and the proposed merger. Shareholders and investors will be able to obtain the consent solicitation/prospectus when it becomes available at www.sec.gov or www.amazon.com/ir.

Certain statements contained in this email are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations, are inherently uncertain and are subject to known and unknown risks, uncertainties and other factors. Factors that could cause future results to differ materially from expected results include those set forth in Amazon.com’s Current Report on Form 8-K, dated July 22, 2009.

Q: Can you please stop?

okthxbye